     As filed with the Securities and Exchange Commission on March 3, 1994
                                                 Registration No. 33-52487
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                               ANDREW CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                     36-2092797
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                             10500 W. 153rd Street
                          Orland Park, Illinois 60462
                    (Address of Principal Executive Offices)


                    1994 ANDREW EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

       Charles R. Nicholas                     Copy to:
    Vice President, Finance                 Karen S. Lyons
       and Administration              Gardner, Carton & Douglas
  and Chief Financial Officer           321 North Clark Street
       Andrew Corporation                     Suite 3400
     10500 W. 153rd Street              Chicago, Illinois 60610
  Orland Park, Illinois 60462               (312) 644-3000
         (708) 349-3300

(Name, address and telephone number, including area code, of agents for service)
                              --------------------


                     AMENDING PART II ITEM 5 "EXPERTS" AND
                 EXHIBIT 23.1 "CONSENT OF INDEPENDENT AUDITORS"
- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  EXPERTS

  The consolidated financial statements and financial statement schedules of the Registrant and its subsidiaries included or incorporated by reference in the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.
Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements given upon the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orland Park, State of Illinois, on March 3, 1994.

                                  ANDREW CORPORATION

                                  By:                *
                                      ----------------------------------
                                            Floyd L. English
                                        --------------------
                                      President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on March 3, 1994 by the following persons in the capacities indicated.

        Signature                                    Title
        ---------                                    -----

/s/ Charles R. Nicholas              Vice President, Finance and
- ------------------------------
Charles R. Nicholas       Administration and Chief Financial
                                       Officer

/s/ Gregory F. Maruszak              Vice President, Controller (Chief
- ------------------------------
Gregory F. Maruszak       Accounting Officer)

                          *                       Director
             ------------------------------
John G. Bollinger

                          *                       Director
             ------------------------------
Jon L. Boyes

                          *                       Director
             ------------------------------
George N. Butzow

                          *                       Director
             ------------------------------
Kenneth J. Douglas

                          *                       Director
             ------------------------------
Floyd L. English

                          *                       Director
             ------------------------------
Donald N. Frey

                          *                       Director
             ------------------------------
Carole M. Howard

                          *                       Director
             ------------------------------
Ormand J. Wade

*By:  /s/ James F. Petelle
- ------------------------------
      Attorney-in-fact
      James F. Petelle

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT NO.                   DESCRIPTION                          PAGE
- -----------                   -----------                          ----



   23.1        Consent of Independent Auditors                       5

   24          Power of Attorney                                     6